Exhibit 10.7

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

JDS UNIPHASE CORPORATION,

LUMENTUM HOLDINGS INC.,

AND

AMADA HOLDINGS CO., LTD.

MAY 12, 2015

i

(continued)

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of May 12, 2015 by and among (i) JDS Uniphase Corporation, a Delaware corporation (“JDSU” or the “Seller”), (ii) Lumentum Holdings Inc., a Delaware corporation (“Holdings”), and (iii) Amada Holdings Co., Ltd., a Japanese corporation (“Investor”). The parties hereby agree as follows:

RECITALS

WHEREAS, JDSU (i) has established Lumentum Operations LLC, a Delaware limited liability company (“Lumentum LLC”) with JDSU as the sole member, and (ii) shall establish Lumentum Inc., a Delaware corporation (“Issuer”) as a wholly-owned subsidiary prior to the effectiveness of the Issuer Contribution Agreement (as defined herein);

WHEREAS, following the execution of and entry into of this Agreement and prior to the Closing Date, JDSU intends to transfer the assets and liabilities related to its communications and commercial optical products business (“Lumentum Business”) to Lumentum LLC pursuant to a Contribution Agreement by and between JDSU and Lumentum LLC, a copy in substantially final form of which is attached hereto as EXHIBIT A-1 (“LLC Contribution Agreement”);

WHEREAS, pursuant to the terms of another Contribution Agreement by and between JDSU and Issuer, a copy in substantially final form of which is attached hereto form as Exhibit A-2 (“Issuer Contribution Agreement”, together with LLC contribution Agreement, “Contribution Agreements”), in exchange for 100% of the membership interests in Lumentum LLC, Issuer shall issue to JDSU forty thousand (40,000) shares of its Series A Preferred Stock $0.001 par value, (“Lumentum Series A Preferred Stock”), a to be determined number of its Series B Preferred Stock $0.001 par value (“Lumentum Series B Preferred Stock” and, together with the Lumentum Series A Preferred Stock, “Lumentum Preferred Stock”) and a to be determined number of shares of its Common Stock $0.001 par value (“Lumentum Common Stock”), and (x) with the Lumentum Series A Preferred Stock having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations of Series A Preferred Stock in substantially the form attached hereto as EXHIBIT B-1 (“Certificate of Designations”), and (y) with the Lumentum Series B Preferred Stock having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations of Series B Preferred Stock in substantially the form attached hereto as EXHIBIT B-2;

WHEREAS, JDSU wishes to sell to Investor, and Investor desires to purchase, the Lumentum Series A Preferred Stock at a purchase price of $1,000.00 per share pursuant to the terms and conditions of this Agreement;

WHEREAS, as further inducement for Investor to enter into this Agreement, Holdings intends to provide certain registration rights and share exchange rights to Investor;

WHEREAS, the parties hereto wish to close the purchase and sale of the Lumentum Series A Preferred Stock at the Closing immediately following the satisfaction or waiver of each of the conditions set forth in ARTICLES VII and VIII hereof;

WHEREAS, pursuant to a Separation, Contribution and Distribution Agreement, a copy in substantially final form of which is attached hereto as EXHIBIT C (the “Separation and Distribution Agreement”), prior to the closing of the transactions contemplated by this Agreement, JDSU shall separate the Lumentum Business from its network enablement, service enablement and optical security and performance products businesses, and exchange its shares of Lumentum Common Stock for shares of Common Stock of Holdings, $0.001 par value, (“Holdings Common Stock”), making Issuer a majority-owned subsidiary of Holdings (“Separation”);

WHEREAS, after the Separation, and prior to the closing of the transactions contemplated by this Agreement, JDSU intends to distribute its Holdings Common Stock to the holders of issued and outstanding shares of Common Stock of JDSU (“JDSU Common Stock”) by means of a pro rata distribution of shares of Holdings Common Stock (“Distribution”); and

WHEREAS, at the time of the Separation, the corporate name of Seller will be changed to “Viavi Solutions Inc.”

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

Article I

DEFINITIONS

1.1 “Affiliate” means an affiliate of, or Person affiliated with, a specified Person, or a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

1.2 “Alternative Transaction” means any actual or potential issuance of securities by (i) Issuer (or an entity of similar standing as Issuer in such transaction or understanding) to a third party in connection with the Separation and Distribution Agreement or the Contribution Agreements, or (ii) by JDSU or any of its Affiliates to a third party in connection with the spinoff transaction described in the Registration Statement; with the understanding by the parties that this defined term shall be interpreted to include any type of arrangement that would be viewed as similar to the sale of the Shares under this Agreement.

1.3 “Business Day” means any day, other than a Saturday or Sunday or other day, on which banks in the City of New York, United States or Tokyo, Japan are authorized or required by law or executive order to remain closed to take over-the-counter deposits.

1.4 “Conversion Shares” shall mean the Lumentum Common Stock into which the Shares may be converted are issued in accordance with the provisions of the Certificate of Designations.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.6 “Implied Value” shall mean the product of (i) the total number of shares of Holdings Common Stock to be distributed to JDSU stockholders in the Distribution, and (ii) the simple average (arithmetic mean) of the Volume Weighted Average Price per share of Holdings Common Stock on each of the first five days of “regular way” trading of Holdings Common Stock commencing on the first “regular way” trading day after the Distribution. For purposes of the preceding sentence, the Volume Weighted Average Price of Holdings Common Stock shall be the price as published by Bloomberg at 4:15 P.M., New York City time, on such regular way trading day, on Bloomberg page “LITE <Equity> AQR” (or any successor thereto).

1.7 “Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) from each of JDSU and the other parties referenced herein as to having knowledge with respect to a matter, after reasonable inquiry (regardless of whether the term is used to qualify Issuer’s Knowledge or Holdings’ Knowledge). With respect to Intellectual Property, “Knowledge” does not require JDSU or the Issuer to conduct, have conducted, obtain, or have obtained any freedom-to-operate opinions or similar opinions of counsel or any patent, trademark or other Intellectual Property clearance searches.

1.8 “Material Adverse Effect” shall mean a material adverse effect on the assets, liabilities, results of operations, customer or supplier relationships, or condition (financial or otherwise) of Holdings, Issuer or the Lumentum Business.

1.9 “Measurement Date” shall mean the date on which the Implied Value is determined.

1.10 “Outside Date” shall mean September 30, 2015.

1.11 “Person” shall mean an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof, or any other juridical person.

1.12 “register,” “registered” and “registration” refer to a registration effected by the preparation and filing of a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

1.13 “Registration Statement” means that certain Registration Statement on Form 10 (File No.: 001-36861) (including any amendments and exhibits thereto and the information statement included therein, as declared effective by the SEC).

1.14 “Reimbursement Amount” shall mean the actual, documented, out of pocket fees and expenses of Investor related to the negotiation of this Agreement and the Transaction Documents.

1.15 “SEC” means the United States Securities and Exchange Commission.

1.16 “Securities” means the Shares, the Conversion Shares and the Exchange Shares, collectively.

1.17 “Securities Act” means the Securities Act of 1933, as amended.

1.18 “Shares Purchase Price” means the total purchase price amount for the Shares, as determined in connection with the calculations made in Section 2.2(b).

1.19 “Shares” means the shares of Lumentum Series A Preferred Stock sold to Investor under this Agreement, as determined in accordance with Section 2.2(b).

1.20 “TEV” shall mean the sum of the Implied Value of the outstanding Holdings Common Stock at the time of the Distribution, plus the “Issuance Value” (as such term is defined in the Certificate of Designations) of the Lumentum Series A Preferred Stock.

1.21 “Transaction Documents” shall mean this Agreement and the Certificate of Designations.

Article II

AUTHORIZATION; SALE

2.1 Contribution Complete; Authorization of Sale of Shares. As of the Closing (as defined in Section 3.1 hereof), (i) Issuer shall have issued to Seller the Shares, Lumentum Series B Preferred Stock and Lumentum Common Stock pursuant to the terms of the Issuer Contribution Agreement, and (ii) Seller shall have authorized the sale of the Shares to Investor for the consideration set forth herein.

2.2 Sale of Securities; Issuance Amount.

(a) Subject to the terms and conditions hereof and as calculated in accordance in with Section 2.2(b), at the Closing, Seller agrees to sell the Shares to Investor, and Investor agrees to purchase the Shares from Seller, at a purchase price of $1,000.00 per share.

(b) The number of shares of Lumentum Series A Preferred Stock sold to the Investor at the Closing shall equal the greater of (i) thirty thousand (30,000) shares of Lumentum

Series A Preferred Stock or (ii) that number of shares of Lumentum Series A Preferred Stock having an aggregate purchase price equal to three percent (3%) of the TEV (rounded down to the nearest whole share of Lumentum Series A Preferred Stock); provided however, that the aggregate number of shares of Lumentum Series A Preferred Stock to be sold pursuant to this Agreement shall not exceed 40,000 shares of Lumentum Series A Preferred Stock and the aggregate purchase price of the Shares shall not exceed $40.0 million (the “Maximum Gross Proceeds”). Promptly after Seller has calculated the TEV, Seller shall inform Investor in writing what is the amount of the TEV, the number of shares of Lumentum Series A Preferred Stock to be sold pursuant to this Agreement, and the precise total purchase price amount for the Shares, which good faith calculations shall be accompanied by sufficiently detailed documentation supporting Seller’s computation of the foregoing (collectively, the “Shares Purchase Price and Shares Issuance Information”). Seller agrees to promptly respond to all reasonable questions posed by Investor concerning the Shares Purchase Price and Shares Issuance Information.

Article III

CLOSING; DELIVERIES

3.1 Closing. Following written notice from Seller to Investor of Seller’s intent to effect the Closing, the closing of the sale of the Shares (“Closing”) shall occur on the third Business Day after the satisfaction or waiver of each of the conditions set forth in ARTICLES VII and VIII hereof (“Closing Date”); provided that such Closing Date shall occur on or after June 30, 2015 and before the Outside Date. For the sake of clarity, subject to Section 14.6 and the satisfaction or waiver (by the applicable party) of each of the conditions to Closing set forth in ARTICLES VII and VIII hereof, Investor hereby irrevocably commits to purchase the Shares and Seller hereby irrevocably commits to sell the Shares in accordance with and subject to the terms of this Agreement.

3.2 Deliveries. At the Closing, Seller or its designated agent will deliver to Issuer or its designated agent the stock certificate representing the Shares. Issuer shall (i) cancel such stock certificate and issue to Investor a duly executed stock certificate in Investor’s name, representing the Shares, against payment of the Shares Purchase Price therefor by Investor by wire transfer of immediately available funds to a bank account designated by Seller in writing to Investor at least three (3) Business Days prior to the Closing Date, (ii) deliver the certificates and documents referenced in Sections 7.10, 7.11 and 7.14, and (iii) provide a copy of the stock ledger of Issuer indicating that Investor is the record holder of the Shares. At least three (3) Business Days prior to the Closing Date, Seller shall deliver to Investor a written notice providing the name and relevant wire transfer instructions for the bank account in which Investor should wire transfer the Shares Purchase Price. Seller acknowledges that the delivery to it on the Closing Date of a receipt issued by a reputable financial institution indicating that Investor has given irrevocable wire transfer instructions to such financial institution for the Shares Purchase Price to be transferred in immediately available funds to the aforementioned bank account shall constitute payment by Investor to Seller of the Shares Purchase Price for purposes of satisfying the requirements of Section 8.5; provided, however, that this sentence shall be null and void if the Shares Purchase Price has not been delivered to the applicable bank account of Seller within two (2) Business Days of the Closing.

Article IV

REPRESENTATIONS AND WARRANTIES CONCERNING ISSUER

Except as set forth in the Disclosure Schedules delivered herewith (collectively, the “Disclosure Schedules”); JDSU and Holdings, jointly and severally, represent and warrant to Investor as of the date of this Agreement, and JDSU and Issuer, jointly and severally, represent and warrant to Investor as of the Closing Date (other than representations and warranties that by their express terms address matters only as of another specified time, which shall be true only as of such time), as follows (provided, however, that (i) for Sections 4.6 through 4.21, as Issuer has yet to be formed, JDSU and

Holdings agree that any representation and warranty to be made by Issuer as of the date hereof shall be jointly and severally the representation and warranty of JDSU and Holdings as of the date hereof, (ii) any representation and warranty as of the date hereof qualified by “Issuer’s Knowledge” shall be qualified instead by “JDSU’s Knowledge” and “Holdings’ Knowledge”, and (iii) provided further that any representations and warranties of Issuer as of the Closing shall become the representations and warranties of Issuer through the execution and delivery of the Issuer Joinder Agreement following the date hereof as a condition of Investor’s obligations to the effect the Closing):

4.1 Organization, Good Standing and Qualification. As of the Closing (but not the date hereof), Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. As of the Closing (but not the date hereof), Issuer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to be in good standing or so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. As elaborated on Schedule 4.2, Holdings has (and, as of the date of the Issuer Joinder Agreement and the Closing Date, Issuer shall have) all corporate power and authority and, except for the filing of the Certificate of Designations with the Secretary of State of Delaware, has taken all requisite action on the part of Holdings (and as of the date of the Issuer Joinder Agreement and the Closing Date, Issuer) their officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of Holdings hereunder or thereunder (and as of the date of the Issuer Joinder Agreement and the Closing Date, such obligations of Issuer), and (iii) as of the Closing, the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents, upon execution and delivery thereof by Holdings and Issuer (through the Issuer Joinder Agreement after the date hereof), will constitute the legal, valid and binding obligations of Holdings and Issuer, enforceable against Holdings and Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization.

(a) Schedule 4.3(a) sets forth (i) the authorized capital stock of Holdings and, as of the Closing, the capitalization of Issuer; and (ii) the number of shares of capital stock to be issued and outstanding of Issuer prior to the Closing. As of the date of the Issuer Joinder Agreement and the Closing Date, except for the Lumentum Common Stock, Lumentum Series A Preferred Stock, and the Lumentum Series B Preferred Stock, Issuer has no other authorized class of capital stock. All of the issued and outstanding shares of Holdings’ (and, as of the date of the Issuer Joinder Agreement and the Closing Date, Issuer’s) capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of Holdings (or, as of the date of the Issuer Joinder Agreement and the Closing Date, Issuer). There are no outstanding (i) warrants, options, convertible or exchangeable securities or other rights, agreements or arrangements of any character of Holdings (or, as of the date of the Issuer Joinder Agreement and the Closing Date, Issuer) that obligates Holdings (or, as of the date of the Issuer Joinder Agreement and the Closing, Issuer) to issue, convert or exchange any equity securities of any kind, except for the Lumentum Preferred Stock, or (ii) agreements of any kind that obligate Holdings (or, as of the date of the Issuer Joinder Agreement and the Closing Date, Issuer) to repurchase, redeem or otherwise acquire any equity securities of any kind of Issuer or Holdings. Except as set forth on Schedule 4.3(a), Holdings nor any of its Affiliates (nor, as of the date of the Issuer Joinder Agreement and Closing Date, Issuer nor any of its Affiliates) is currently in negotiations for the issuance of any equity securities of any kind.

Except as set forth on Schedule 4.3(a), no Person has the right to require Issuer or Holdings to register any securities of Issuer or Holdings under the Securities Act, whether on a demand basis or in connection with the registration of securities of Issuer for its own account or for the account of any other Person, and Holdings is not (and, as of the date of the Issuer Joinder Agreement and the Closing, Issuer is not) a party to any agreement granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of their respective equity securities.

(b) As elaborated on Schedule 4.3(b), Holdings as of the Closing is the record and beneficial owner of all of the issued and outstanding shares of Lumentum Common Stock. As of the date hereof, Holdings has no subsidiaries and, as of the Closing, (i) the only subsidiary of Holdings is Issuer, and (ii) Issuer owns 100% of the total membership interests in Lumentum LLC.

(c) Immediately after the consummation of the transactions contemplated by the Closing and as of the Closing Date, the sole record holder of (i) all of the issued and outstanding Lumentum Series A Preferred Stock will be owned by Investor, subject to the prompt extinguishment of the Lumentum Series A Preferred Stock held by Seller and not sold to Investor (which extinguishment shall occur within one (1) Business Day of the Closing), and (ii) all of the issued and outstanding Lumentum Series B Preferred Stock will be owned by Holdings.

4.4 Valid Issuances.

(a) Upon the filing of the Certificate of Designations, the Lumentum Series A Preferred Stock will be duly authorized and the Lumentum Common Stock into which the Lumentum Series A Preferred Stock may be convertible into will have been duly authorized and validly reserved for issuance. When the Shares are paid for in accordance with the terms of this Agreement, all such Shares when delivered to Investor will be (i) duly authorized, fully paid and non-assessable and free of preemptive or similar rights, and (ii) free and clear of any lien, encumbrance, option, charge, equitable interest or restriction, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.

(b) All such Conversion Shares when delivered to Investor will be (i) duly authorized, fully paid and non-assessable and free of preemptive or similar rights, and (ii) free and clear of any lien, encumbrance, option, charge, equitable interest or restriction, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor. As of the Closing, Issuer has reserved a sufficient number of Lumentum Common Stock for issuance upon the conversion of the Lumentum Series A Preferred Stock.

(c) As of the Closing, all of the Exchange Shares have been duly authorized and validly reserved for issuance by Holdings. When the Exchange Shares are exchanged and delivered in accordance with the terms of this Agreement, all such Exchange Shares when delivered to Investor will be (i) duly authorized, fully paid and non-assessable and free of preemptive or similar rights, and (ii) free and clear of any lien, encumbrance, option, charge, equitable interest or restriction, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor. As of the Closing, Holdings will have reserved a sufficient number of Exchange Shares for issuance upon the exchange of the Conversion Shares.

4.5 Consents. Except for the formation of Issuer, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and other filings that have been made pursuant to applicable state securities laws and Nasdaq listing requirements and post-sale filings pursuant to applicable state and federal securities laws which Holdings undertake to file within the applicable time periods, none of JDSU, Holdings or Issuer (upon and from its formation) is required to make any notice to, declaration, registration or filing with, or obtain the consent or approval of any governmental authority or Person with respect to (i) the execution and the delivery of any of the Transaction Documents, (ii) the consummation of the transactions contemplated by any of the Transaction Documents, or (iii) the consummation of the various transactions described in Section 4.4 involving the Securities.

4.6 No Material Adverse Change. Since July 1, 2014 the Lumentum Business and since February 10, 2015 the business of Holdings and Issuer, in each case, has been conducted in the ordinary course consistent with past practice and there has not been:

(a) except as set forth on Schedule 4.6(a), any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of Issuer or Holdings, or any redemption or repurchase of any securities of Issuer or Holdings or, other than the Certificate of Designation, any change or amendment to Issuer’s Certificate of Incorporation or Bylaws;

(b) any change in the consolidated assets, liabilities, financial condition or operating results of Holdings from that reflected in the financial statements included in the Registration Statement, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) any damage, destruction or loss in excess of five hundred thousand dollars ($500,000) either individually or in the aggregate that is not covered by insurance, to any assets or properties of Issuer or Holdings or otherwise used by JDSU to conduct the Lumentum Business;

(d) any waiver, not in the ordinary course of business, by Issuer or Holdings of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Issuer or Holdings, except in the ordinary course of business or which is not material to the assets, properties, financial condition, operating results or business of Issuer or Holdings taken as a whole (as such business is presently conducted);

(f) except as set forth on Schedule 4.6(f), any change to any material contract or arrangement involving the Lumentum Business or by which Issuer is bound or to which any of its assets or properties is subject that would reasonably be expected to result in damages or losses to Issuer or Holdings in excess of two hundred fifty thousand dollars ($250,000) either individually or in the aggregate;

(g) any material labor difficulties or labor union organizing activities with respect to employees of Issuer or employees engaged in the Lumentum Business, which could reasonably be expected to result in incremental expenses to Holdings or Issuer in excess of two hundred fifty thousand dollars ($250,000) dollars.

(h) except as set forth on Schedule 4.6(h) and except as expressly contemplated by the Transaction Documents, any material transaction entered into by Issuer, Holdings or JDSU (in relation to its conduct of the Lumentum Business) other than in the ordinary course of business or with respect to effecting the Distribution;

(i) the loss of the services of either Mr. Alan Lowe or the proposed chief financial officer of Holdings, or material change in the duties of Mr. Lowe;

(j) the loss, to Issuer’s Knowledge, threatened loss of any customer to the Lumentum Business which has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(k) any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.7 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by Issuer and Holdings (as the case may be) and the issuance, sale, conversion or exchange of the applicable Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under Holdings’ or Issuer’s Certificate of Incorporation or Holdings’ or Issuer’s Bylaws, or (b) to Issuer’s Knowledge, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Issuer or any of its respective assets or properties, except as which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of Issuer or Holdings or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract, instrument or other agreement involving the Lumentum Business, except as which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.8 Tax Matters. The Issuer has timely prepared and filed (or timely filed for an extension for) all tax returns required to have been filed by the Issuer with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, other than taxes being contested in good faith and for which adequate reserves have been made on the Issuer’s financial statements included in the Registration Statement. The charges, accruals and reserves on the books of the Issuer in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Issuer nor, to the Issuer’s Knowledge, any basis that would be reasonably expected to result in the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Issuer, taken as a whole. All taxes and other assessments and levies that the Issuer is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than taxes being contested in good faith and for which adequate reserves have been made on the Issuer’s financial statements included in the Registration Statement. There are no material tax liens or claims pending or, to the Issuer’s Knowledge, threatened against the Issuer or any of its respective assets or property. Except as set forth on Schedule 4.8, there are no (i) outstanding tax sharing agreements, tax indemnity agreements or other such arrangements between the Issuer or other corporation or entity, or (ii) tax payments arising from the conduct of the Lumentum Business prior to the Closing Date that would be entitled to receive the priority payment protection under Section 3(b) of the Certificate of Designations.

4.9 Title to Properties. Except as set forth on Schedule 4.9, Issuer has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by it; and except as set forth on Schedule 4.9, Issuer holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by it. Except for shares of Lumentum Common Stock, Holdings does not own or possess any other material assets.

4.10 Certificates, Authorities and Permits. As of the Closing Date, Issuer shall possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the Lumentum Business as currently being conducted, except where such failure would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and Issuer has no reason to believe that it will not be able to obtain all requisite certificates, authorities or permits by the Closing Date, except for those that would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.11 Labor Matters.

(a) Except as set forth on Schedule 4.11, Issuer is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. With respect to those employees engaged in the Lumentum Business, over the past three years each of Issuer and JDSU has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) Over the past three years: (i) there has been no material labor disputes existing, or to Issuer’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by employees engaged in the Lumentum Business, (ii) there have been no material unfair labor practices or petitions for election pending or, to Issuer’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to employees engaged in the Lumentum Business, (iii) there have been no demands for recognition or certification heretofore made by any labor organization or group of employees engaged in the Lumentum Business and (iv) to Issuer’s Knowledge, Issuer and JDSU have enjoyed good labor and employee relations with its employees engaged in the Lumentum Business.

(c) Each of Issuer and JDSU (with respect to those employees engaged in the Lumentum Business) is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where such non-compliance has not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. To Issuer’s Knowledge, there are no material claims pending involving employees engaged in the Lumentum Business before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as set forth on Schedule 4.11, Issuer is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

4.12 Intellectual Property.

(a) For purposes of this Section 4.12, “Intellectual Property” means all of the following that are material to the operation of the Lumentum Business: (i) patents; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights; (iv) registrations and applications for registration for any of the foregoing items listed in clauses (i), (ii) and (iii); and (v) confidential and proprietary information, trade secrets and know-how used in connection with the Lumentum Business. Except as set forth on Schedule 4.12(a), to the Knowledge of the Issuer, the Intellectual Property described in clauses (i) through (iv) above is valid and enforceable and has not been canceled or abandoned.

(b) All of the material licenses, sublicenses and other agreements concerning Intellectual Property (other than generally commercially available, non-custom, off-the-shelf software application programs) (collectively, “License Agreements”) are, to the Issuer’s Knowledge, valid and binding, and, to the Issuer’s Knowledge, there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a material default by the Issuer or JDSU (or any of its affiliates) under any such License Agreement.

(c) As of the Closing Date, to the Knowledge of the Issuer, the Issuer will own or will have the valid right to use all material intellectual property that is necessary for the conduct of the Lumentum Business as currently conducted.

(d) To the Knowledge of the Issuer, the conduct of the Lumentum Business as currently conducted does not infringe any valid intellectual property rights of any third party in any material respect, and, to the Issuer’s Knowledge, the Intellectual Property is not being infringed upon by any third party. There is no litigation or order pending or outstanding or, to the Issuer’s Knowledge, threatened in writing, that seeks to limit or challenge the ownership, use, validity or enforceability of any material Intellectual Property. Neither the Issuer nor JDSU is subject to any governmental order (other than licenses and permits that may be required in the ordinary course of operating the Lumentum Business) that restricts or impairs the use of any Intellectual Property.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in any loss, impairment of or restriction on the Issuer’s ownership or right to use any of the Intellectual Property.

(f) The Issuer and JDSU have taken steps reasonable under the circumstances to protect the material trade secrets associated with the Lumentum Business. The Issuer and JDSU have a policy requiring each employee, consultant and contractor who has access to its trade secrets to execute an agreement to maintain the confidentiality of such trade secrets. To the Issuer’s Knowledge, all use and disclosure by the Issuer and JDSU (and its affiliates) of material trade secrets owned by another person have been pursuant to the terms of a written agreement with such person or was otherwise lawful.

4.13 Environmental Matters. With respect to the Lumentum Business, Issuer and JDSU (i) are not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, treatment, transportation, generation, handling, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) do not own or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) are not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) are not subject to any claim relating to any Environmental Laws (including any claim seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Laws), which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to Issuer’s Knowledge, threatened investigation that might lead to such a claim.

4.14 Litigation.

(a) There are no pending actions, suits or proceedings (“Applicable Actions”) (i) against or affecting Issuer or any of its properties, (ii) relating to the Lumentum Business, or (iii) challenging any of the transactions contemplated by the Contribution Agreements, the Separation and Distribution Agreement, or the Transaction Documents, which in each case of subclauses (i) and (ii) would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and to Issuer’s Knowledge, no Applicable Actions concerning the matters set forth in of subclauses (i) through (iii) are threatened. Neither Issuer nor any director or officer thereof, is or since January 1, 2010 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to Issuer’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving Issuer, any current or former director or officer of Issuer or JDSU (in relation to its conduct of the Lumentum Business). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Holdings or Issuer under the Securities Act or the Exchange Act.

(b) There are no claims by or before any governmental authority against or involving JDSU (in relation to its conduct of the Lumentum Business) or Issuer concerning any product serviced, designed, assembled, manufactured, shipped, sold or delivered by or on behalf of JDSU or Issuer that is pending or, to Issuer’s Knowledge, threatened, relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any such product, an alleged failure to warn as to the condition or use of any such product, or an alleged breach of express or implied warranties or representations made with respect to any such product, in each case which would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, nor, to Issuer’s Knowledge, is there any valid basis for any such claim.

(c) Except as set forth on Schedule 4.14(c), there has not been any Occurrence (as hereinafter defined) involving claims or threatened claims in excess of two hundred fifty thousand dollars ($250,000), and there have not been any product recalls conducted with respect to any products serviced, designed, assembled, manufactured, shipped, sold or delivered by or on behalf of JDSU (in relation to its conduct of the Lumentum Business) or Issuer, or any investigation or consideration of or decision made by JDSU (in relation to its conduct of the Lumentum Business) or Issuer concerning whether to undertake or not undertake, any product recalls which would be reasonably expected to result in claims in excess of two hundred fifty thousand dollars ($250,000). For purposes of this Section, the term “Occurrence” shall mean any accident, happening or event which is caused or arises from or allegedly caused by or allegedly arises from a breach of a service warranty or hazard or defect in the manufacture, design, materials or workmanship effected by or on behalf of JDSU (in relation to its conduct of the Lumentum Business) or Issuer on or prior to the Closing Date, including without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a serviced rendered or a product designed, assembled, manufactured, shipped, sold or delivered by or on behalf of JDSU (in relation to its conduct of the Lumentum Business) or Issuer that results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the product itself) or for which any Person seeks consequential damages.

4.15 Financial Statements.

(a) The financial statements included in the Registration Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of Holdings as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, except for normal year-end audit adjustments and as otherwise as permitted by Form 10-Q under the Exchange Act).

(b) Neither Holdings nor Issuer is a party to or has any commitment to become a party to, any contract where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving Holdings or Issuer in Holdings’ consolidated financial statements.

(c) Except as set forth in the financial statements of Holdings included in the Registration Statement filed prior to the date hereof or as set forth on Schedule 4.15, Issuer has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.16 Insurance Coverage. As elaborated on Schedule 4.16, Issuer maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by Issuer. There is no material claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies and there has been no threatened termination of any such policies.

4.17 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon Holdings, Issuer or Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Holdings or Issuer.

4.18 No Directed Selling Efforts or General Solicitation. Neither Issuer nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.19 Transactions with Affiliates. None of the officers or directors of Issuer and, to Issuer’s Knowledge, none of the employees of Issuer is presently a party to any transaction with Issuer or Holdings (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to Issuer’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.20 Compliance with Laws. JDSU (in relation to its conduct of the Lumentum Business) and Issuer have complied with each, and are not in violation or default of, any law to which it or the Lumentum Business is subject, including export and import licensing and other laws, nor has any event occurred nor does any circumstance exist which, with the giving of notice or passage of time or both, could constitute any such violation or breach, except for the violation of such laws that did not have or would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.21 Sufficiency of Assets. As of the Closing Date, the assets and properties of Issuer (as elaborated on Schedule 4.21) will constitute all of the material assets, contracts (including contracts with customers, suppliers and lessors), rights, interests and properties (including real property, personal property, and tangible and intangible property) necessary to operate the Lumentum Business as heretofore conducted by JDSU, other than services and assets that will be made available to Issuer under an arrangement filed as an exhibit to the Registration Statement. As of the Closing Date, there will be no material assets or properties that are used in or necessary for the conduct of the Lumentum Business as currently conducted that are owned, leased or otherwise held by JDSU or any of its Affiliates, other than services and assets that will be made available to Issuer under an arrangement filed as an exhibit to the Registration Statement.

Article V

REPRESENTATIONS AND WARRANTIES CONCERNING SELLER

Seller hereby represents and warrants to Investor as of the date of this Agreement and the Closing Date, as follows:

5.1 Corporate Power. Seller has all requisite corporate power to enter into this Agreement, to sell the Shares hereunder and to carry out and perform its other obligations under the terms of this Agreement.

5.2 Authorization. All requisite action on the part of the Seller necessary for the authorization, execution, delivery and performance of this Agreement, the sale of the Shares and the performance of Seller’s obligations hereunder has been taken or will be taken prior to the Closing.

5.3 Valid, Binding Obligation. This Agreement, when executed and delivered by Seller, will constitute a valid and binding obligation of Seller enforceable in accordance with its terms, subject to (i) laws of general application relating to specific performance, injunctive relief or other equitable remedies, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (iii) federal or state laws limiting enforceability of the indemnification provisions herein. Seller has not entered into any agreement that conflicts with any of the transactions contemplated by the Transaction Documents.

5.4 Ownership; Liens; Encumbrances. The Seller is the sole record and beneficial owner of the Shares.

5.5 Litigation. There is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to Seller’s Knowledge, threatened in writing against Seller which would have a material adverse effect on the transactions contemplated hereby. Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would have a material adverse effect on the transactions contemplated hereby.

5.6 Securities Law Exemptions. Based in part on the accuracy of the representations and warranties of the Investor contained in ARTICLE VI hereof, the sale of the Shares will be exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws. Neither the Seller nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell any part of the Shares to any person or persons so as to bring the sale of such Shares by the Seller within the registration provisions of the Securities Act or any state securities law.

5.7 Registration Statement. A copy of that certain Registration Statement filed by Holdings in connection with the proposed Separation has been made available to the Investor through the EDGAR system. At the time of effectiveness thereof, the Registration Statement complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to JDSU by Investor.

Article VI

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to Issuer and Seller as of the date of this Agreement and the Closing Date, as follows:

6.1 Legal Existence and Power. Investor is a corporation duly organized and validly existing under the laws of Japan, having the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

6.2 Authorization; No Contravention. The execution, delivery and performance by Investor of this Agreement and the transactions contemplated hereby, including the purchase of the Shares, (a) have been duly authorized by all necessary actions, consents and approvals required and do not require any further filing, consent or authorization by Investor; (b) do not and will not contravene the terms of Investor’s organizational documents, if applicable; (c) do not and will not violate, conflict with or result in any breach, default or contravention of (or an event which, with due notice or lapse of time or both, would result in any breach, default or contravention of) any obligation of Investor or any laws applicable to Investor that would prevent it from completing the transactions contemplated by this Agreement; and (d) do not and will not violate any orders of any governmental authority against, or binding upon, Investor that would prevent it from completing the transactions contemplated by this Agreement.

6.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, order, license, franchise, permit, certificate or accreditation of, or other action by, or notice to, or filing, application or registration with, any governmental authority or any other Person, and no lapse of a waiting period under any applicable law, is necessary or required in connection with the execution, delivery or performance (including the purchase of the Shares) by Investor of, or enforcement against Investor in relation to, this Agreement or the transactions contemplated hereby.

6.4 Binding Effect. This Agreement has been duly executed and delivered by Investor and constitutes the legal, valid and binding obligations of Investor, enforceable against it in accordance with their respective terms, subject to (i) laws of general application relating to specific performance, injunctive relief or other equitable remedies, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (iii) laws limiting enforceability of the indemnification provisions herein.

6.5 Sufficiency of Funds. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 14.6, Investor has, and shall keep, liquid cash assets equal to at least the Maximum Gross Proceeds that shall be readily available for consideration of the Shares at the Closing.

6.6 Purchase for Own Account. The Securities are being or will be acquired for its own account and with no intention of distributing or reselling such Securities in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of Investor at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Investor’s property being at all times within its control. If Investor should in the future decide to dispose of any of such Securities, Investor understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Investor agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Securities, to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

6.7 Restricted Securities. Investor understands that the Securities to be sold to or exchanged with the Investor pursuant to this Agreement will not be registered at the time of their sale or issuance or exchange under the Securities Act for the reason that the sale, issuance or exchange, as the case may be, provided for in this Agreement is subject to an exemption under the Securities Act and that the reliance of Issuer on such exemption is predicated in part on Investor’s representations set forth herein.

6.8 Accredited Investor. Investor is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

6.9 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Investor in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Investor or any action taken by Investor.

6.10 Reliance on Exemptions. Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Issuer is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

6.11 Information. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Issuer and materials relating to the offer and sale of the Securities which have been requested by the Investor. Investor and its advisors, if any, have been afforded the opportunity to ask questions of Issuer. Investor understands that its investment in the Securities involves a high degree of risk. Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

Article VII

CONDITIONS TO INVESTOR’S OBLIGATIONS AT CLOSING

Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment of the following conditions, any of which may be waived in writing by Investor:

7.1 Representations and Warranties. The representations and warranties of Seller and Issuer set forth in this Agreement shall be true and correct when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a Material Adverse Effect (other than the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.7, 5.1, 5.2, 5.3, and 5.4, which shall be true and correct in all respects), and (ii) for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date which has not had and would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of the representations and warranties set forth in Article III, all “Material Adverse Effect” qualifications set forth in such representations and warranties shall be disregarded.

7.2 Performance of Obligations; Consents and Waivers. Seller and Issuer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the transactions contemplated by the Transaction Documents and the consummation of the various transactions described in Section 4.4 involving the Securities, including the declaration of effectiveness of the Registration Statement by the SEC, the approval of the transactions contemplated hereby by the respective Boards of Directors of Issuer and Holdings, and if required, the approval of the NASDAQ Stock Market, LLC.

7.3 Seller Board Approval. The Board of Directors of Seller shall have approved the Separation and Distribution, and the completion of the transfer of assets and liabilities to Holdings under the Separation and Distribution Agreement. All of the transactions contemplated in the Separation and Distribution Agreement shall have been consummated in substantially the manner and form as contemplated therein.

7.4 Certificate of Designations Effective. Each of the Certificate of Designations and the Certificate of Designations for the Lumentum Series B Preferred Stock shall have been duly adopted by Issuer by all necessary corporate action of its Board of Directors and stockholders, each shall have been duly filed with and accepted by the Secretary of State of the State of Delaware, and each shall be in form and substance reasonably satisfactory to the Investor.

7.5 Measurement Date. The Measurement Date shall have occurred.

7.6 Contribution Agreements. The Contribution Agreements shall have been executed and delivered by JDSU and Issuer or by JDSU and Lumentum LLC, as the case may be, and all transactions contemplated thereby shall have been consummated in a manner and form as set forth in the Contribution Agreements attached hereto as Exhibit A-1 and Exhibit A-2.

7.7 Securities Exemptions. The offer and sale of the Securities to Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws.

7.8 No Proceedings, Litigation or Investigation. No notice shall have been received, of (a) the commencement of any action, suit or proceeding before any arbitrator or any governmental authority or (b) investigation by any governmental authority against Seller, Issuer or Holdings, or any of the officers, directors or affiliates of Seller, Issuer or Holdings, in each case of (a) and (b), seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such matters.

7.9 No Material Changes. Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.

7.10 Compliance Certificate. Issuer shall have delivered to Investor a certificate dated as of the Closing Date, signed by Issuer’s Chief Executive Officer, certifying that the conditions set forth in this Article VII have been satisfied.

7.11 Secretary’s Certificate. Issuer shall have delivered to Investor a certificate dated as of the Closing Date, signed by the Secretary of Issuer, certifying the following documents: (a) resolutions duly adopted by Issuer’s Board of Directors authorizing the execution, delivery and performance of this Agreement, the filing of the Certificate of Designations, the sale of the Shares and the consummation of all other transactions contemplated by this Agreement; (b) certified copies of Issuer’s Certificate of Incorporation and Certificate of Designation and Bylaws, each as in effect as of the Closing; and (c) a good standing certificate from the Secretary of State of the State of Delaware concerning Issuer and Holdings, each dated as of a date as close as reasonably possible to the Closing Date.

7.12 Confirmation of Calculations. Investor shall be reasonably satisfied with the Shares Purchase Price and Shares Issuance Information.

7.13 Separation and Distribution. The transactions contemplated by the Separation and Distribution Agreement shall have been consummated in a manner and form as set forth in the Separation and Distribution Agreement attached hereto as Exhibit C, and the Distribution shall have been completed.

7.14 Other Documents. Issuer shall have furnished to Investor all such other and further documents and certificates (including those of Seller) as Investor shall reasonably request to evidence compliance with the conditions set forth in this Agreement and to consummate the transactions contemplated by the Transaction Documents.

7.15 Issuer Joinder Agreement. Issuer shall have executed and delivered the Issuer Joinder Agreement.

Article VIII

CONDITIONS TO SELLER’S OBLIGATIONS AT CLOSING

Seller’s obligation to sell the Shares at the Closing is subject to the fulfillment of the following conditions, any of which may be waived in writing by Seller:

8.1 Representations and Warranties. The representations and warranties made by Investor in Article VI hereof shall have been true and correct when made, and shall be true and correct on the Closing Date as if made on and as of such Closing Date.

8.2 Consents and Waivers. Seller and Issuer shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including the declaration of effectiveness of the Registration Statement by the SEC and, if required, the approval of the NASDAQ Stock Market, LLC.

8.3 Securities Exemptions. The offer and sale of the Shares to Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualifications requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws.

8.4 No Proceedings, Litigation or Investigation. No notice shall have been received, of (a) the commencement of any action, suit or proceeding before any arbitrator or any governmental authority or (b) investigation by any governmental authority against Investor, or any of the officers, directors or affiliates of Investor, in each case of (a) and (b), seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such matters.

8.5 Payment of Shares Purchase Price. Investor shall have paid to Seller the Shares Purchase Price in accordance with Section 3.2.

8.6 Other Documents. Investor shall have furnished to Seller all such other and further documents and certificates as Seller shall reasonably request to evidence compliance with the conditions set forth in this Agreement and to consummate the transactions contemplated by the Transaction Documents.

Article IX

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

9.1 Restrictions on Transferability.

(a) The Shares shall not be transferable to any person, other than an Affiliate of the Investor, without the prior written consent of Issuer (not to be unreasonably withheld, conditioned or delayed). Investor will cause any proposed transferee of the Shares held by Investor to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this ARTICLE IX.

(b) So long Investor owns any shares of Series A Preferred Stock, Holdings agrees not to offer, pledge, sell, or otherwise transfer or dispose of any shares of Series B Preferred Stock.

9.2 Restrictive Legends. Each certificate representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this ARTICLE IX), shall be stamped or otherwise imprinted with legends in substantially the form of the legend set forth in Section 6.6 and the following form:

(a) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST OF THE SECURITIES). A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE SECRETARY OF THE COMPANY UPON WRITTEN REQUEST.”

(b) Any other legends required by applicable state securities laws.

Issuer need not register a transfer of legended Shares and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in each of the foregoing legends are satisfied.

9.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 6.6, Subsection 9.2(a) and the stop transfer instructions with respect to such legended Shares shall be removed, and Issuer shall issue a certificate without such legend to the holder of such Shares, if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(b)(1).

9.4 Non-Application to Other Securities. For the avoidance of doubt, the parties acknowledge and agree that none of the provisions of this Article IX shall apply to any shares of Lumentum Common Stock held by Investor or the Exchange Shares.

Article X

REGISTRATION RIGHTS

10.1 Demand Registration.

(a) Request by Investor. Commencing upon the date that Investor exchanges any shares of Lumentum Common Stock into Holdings Common Stock pursuant to the terms and conditions of ARTICLE XI hereof, if Holdings shall receive from Investor (which right shall be non-assignable) a written request that Holdings file a registration statement under the Securities Act covering the registration of Registrable Securities with an aggregate public offering price of not less than $15.0 million, then Holdings shall, as soon as practicable, use all commercially reasonable efforts to file a registration statement under the Securities Act covering all Registrable Securities that Investor requested to be registered, subject to the limitations of this ARTICLE X. For purposes of this ARTICLE X, “Registrable Securities” means: (i) any and all shares of Holdings Common Stock issued or issuable upon the conversion of the shares of Lumentum Series A Preferred Stock into shares of Lumentum Common Stock and the subsequent exchange of such shares into shares of Holdings Common Stock pursuant to ARTICLE XI hereof, and (ii) any shares of Holdings Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of, such shares of Holdings Common Stock described in clause (i); provided, however, that particular shares of any of the foregoing shall cease to be Registrable Securities once they have been sold to in any public offering or transferred by Investor in a transaction in which its rights under this Agreement are not assigned in accordance with the provisions of this Agreement.

(b) Underwriting. If Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, then it shall so advise Holdings in the written notice made pursuant to Section 14.8. The Investor shall select one or more investment banking firms of national standing reasonably acceptable to Holdings for the distribution. Investor and Holdings shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

(c) Exceptions to Registration Obligations. Holdings shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 10.1: (i) after Holdings shall effect one (1) such registration pursuant to this Section 10.1; or (ii) if Holdings furnishes to Investor a certificate signed by an executive officer of Holdings stating that, in the good-faith judgment of the Board of Directors of Holdings, it would be detrimental to Holdings for such registration to be effected at such time due to the existence of a material development involving Holdings that Holdings would be obligated to disclose in such registration statement, in which event Holdings shall have the right to defer the filing of the registration statement for a period of not more than ninety (90) days after receipt of the request of the Investor under this Section 10.1; provided, however, that Holdings shall not invoke this right more than once. A registration shall not be counted as “effected” for purposes of this Section 10.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Investor withdraws its request for such registration and forfeits its right to a demand registration pursuant to Section 10.1.

(d) Other Company Shares. If the managing underwriters have not limited the Registrable Securities to be underwritten, Holdings may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

10.2 Company Registration.

(a) Notice to Investor. If Holdings proposes to register (including for this purpose a registration effected by Holdings for stockholders other than Investor) any of its stock in connection with the public offering of such stock (other than a registration relating solely to the issuance of securities by Holdings pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered), Holdings shall promptly give Investor written notice of such registration. Upon the request of Investor (which right shall be non-assignable) within twenty (20) days after such notice is given by Holdings, Holdings shall, subject to the provisions of Section 10.2(c), use commercially reasonable efforts to cause to be registered all of the Registrable Securities that Investor has requested to be included in such registration.

(b) Right to Terminate Registration. Holdings shall have the right to terminate or withdraw any registration initiated by it under this Section 10.2 before the effective date of such registration, whether or not Investor has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by Holdings in accordance with Section 10.5.

(c) Underwriting. If a registration of which Holdings gives notice under this Section 10.2 is for an underwritten offering, then Holdings shall so advise Investor. In such event, the right of Investor to include Investor’s Registrable Securities in such registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable

Securities in the underwriting to the extent provided herein. Investor shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriters advise Holdings in writing that marketing factors require a limitation of the number of securities to be underwritten, then the managing underwriters may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to Holdings, and second, to Investor; provided, however, that no such reduction shall reduce the amount of securities of the Investor included in the registration below thirty percent (30%) of the total amount of securities included in such registration. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares that may be included by Investor without the written consent of Investor. If Investor disapproves of the terms of any such underwriting, Investor may elect to withdraw therefrom by written notice to Holdings and the managing underwriters. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

10.3 Obligations of Holdings. Whenever required under this ARTICLE X to effect the registration of any Registrable Securities, Holdings shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of Investor, keep such registration statement effective until Investor has completed the distribution described in the registration statement relating thereto; provided, however, before the filing of each registration statement and amendment and supplements thereto, Holdings shall provide to Investor copies of all documents proposed to be filed or furnished, including documents incorporated by reference into the registration statement, and allow Investor the opportunity review and comment thereon and Holdings will make such changes and additions as may be reasonably requested by Investor prior to such filing (in furtherance and not in limitation of the foregoing, under no circumstances shall any information about Investor be included in a registration statement or an amendment or supplement thereto without Investor’s prior written consent (not to be unreasonably withheld, conditioned or delayed));

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (and any free writing prospectus) used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish without charge to Investor such number of copies of a prospectus, including a preliminary prospectus and any free writing prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions as shall be reasonably requested by Investor, provided that Holdings shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering (it being understood and agreed that, as a condition to Holdings’ obligations under this clause (e), Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) promptly notify Investor of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) in the event of an underwritten public offering, use its commercially reasonable efforts to furnish, at the request of the managing underwriters, (A) on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing Holdings for the purposes of such registration, in form and substance customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a “comfort” letter dated as of such date, from the independent public accountants of Holdings, in form and substance customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (B) to cause members of senior management of Holdings and Issuer to be available to participate in, and to reasonably cooperating with, the managing underwriters in connection with customary marketing activities (including conference calls, one-on-one meetings with prospective purchasers and road shows);

(h) use commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by Holdings are then listed;

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(j) promptly make available for inspection by the Investor, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents and properties of Holdings and cause Holdings’ officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with any such registration statement.

10.4 Furnish Information. It shall be a condition precedent to the obligations of Holdings to take any action pursuant to Sections 10.1 or 10.2 hereof that Investor shall furnish to Holdings such information regarding themselves, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

10.5 Expenses. All expenses (other than underwriting discounts and commissions and stock transfer taxes) reasonably incurred in connection with a registration pursuant to Sections 10.1 and 10.2, including, without limitation, registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Holdings, all reasonable, documented, out of pocket expenses related to the “road-show” for any underwritten offering (including all travel, meals, and lodging), and transfer agents and registrar’s fees and expenses shall be borne by Holdings. In addition, Holdings shall pay or reimburse Investor for the reasonable, documented fees and expenses of one law firm chosen by Investor as its counsel in connection with its exercise of its registration rights under this ARTICLE X. Notwithstanding the foregoing, Holdings shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 10.1 if the registration request is subsequently withdrawn at the request of Investor (in which case Investor shall bear such expenses). For the sake of clarity, it is understood all underwriting discounts and commissions and stock transfer taxes incurred in connection with a registration pursuant to Sections 10.1 and 10.2 shall be borne by Investor.

10.6 Delay of Registration. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE X.

10.7 Indemnification for Registrations. In the event any Registrable Securities are included in a registration statement under Sections 10.1 or 10.2 hereof:

(a) Indemnification By Holdings. To the extent permitted by law, Holdings shall indemnify and hold harmless Investor, its directors, officers, representatives, partners, members, legal counsel and accountants, any underwriter (as defined in the Securities Act) for Investor and each person, if any, who controls Investor or underwriter within the meaning of the Securities Act or the Exchange Act (each, an “Investor Indemnified Party”), against any expenses, losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any free writing prospectus or summary prospectus contained therein;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by Holdings of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and Holdings shall reimburse each Investor Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage liability or action; provided, however, that the indemnity agreement contained in this Section 10.7(a) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of Holdings (which consent shall not be unreasonably withheld), nor shall Holdings be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of an Investor Indemnified Party expressly for use in connection with such registration by such party. This indemnity shall be in addition to any other liability Holdings may otherwise have. The indemnity herein shall remain in full force and effect regardless of any knowledge or investigation made by or on behalf of an Investor Indemnified Party, and shall survive the transfer by Investor of its Holdings Common Stock.

(b) Indemnification By Investor. To the extent permitted by law, Investor shall indemnify and hold harmless Holdings, its directors, officers and each person, if any, who controls Holdings within the meaning of the Securities Act, legal counsel and accountants for Holdings, any underwriter and any other stockholder selling securities under such registration statement or any of such other stockholder’s partners, directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each, a “Holdings Indemnified Party”), against any expenses, losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based on actions or omissions made in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration that has not been corrected in a subsequent registration statement, preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any free writing prospectus or summary prospectus contained therein prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim; and Investor shall reimburse such Holdings Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10.7(b) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of Investor, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by Investor under this Section 10.7(b) in respect of any Violation shall not exceed the net proceeds received by Investor in the registered offering out of which such Violation arises except in the case of fraud or willful misconduct by Investor.

(c) Notice. Promptly after receipt by an indemnified party under this Section 10.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, jointly with any other indemnifying party to which notice has been given, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or the indemnifying party shall have failed to assume the defense of a claim within a reasonable time after receipt of notice of such claim from the indemnified party. If the defense of a claim is assumed by the indemnifying party, then such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party of all liability in respect to such claim or litigation or (ii) the indemnified party otherwise consents in writing. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.7.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 10.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 10.7; then, and in each such case, such parties will contribute to the aggregate expenses, losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the Violation that resulted in such expense, loss, claim, damage or liability as well as other equitable considerations. The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) Investor shall not be required to contribute any amount in excess of the net proceeds from the sale of all Registrable Securities offered and sold by Investor pursuant to such registration statement, and (B) no individual or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any individual or entity who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall Investor’s liability pursuant to this Section 10.7(d), when combined with the amounts paid or payable by Investor pursuant to Section 10.7(b), exceed the net proceeds from the offering received by Investor, except in the case of willful misconduct or fraud by Investor.

(e) Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the offering, the obligations of Holdings and Investor under this Section 10.7 shall survive the completion of any offering of Registrable Securities in a registration under this ARTICLE X, and otherwise shall survive the termination of this Agreement.

10.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Holdings Common Stock, Holdings agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by Holdings for an offering of its securities to the general public;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Holdings under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) furnish to Investor, so long as Investor owns any Registrable Securities, forthwith upon request (i) a written statement by Holdings as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Holdings for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of Holdings and (iii) such other reports and documents of Holdings as Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing Investor to sell any such securities without registration (at any time after Holdings has become subject to the reporting requirements of the Exchange Act); and

(d) in connection with any sale, transfer or other disposition by Investor of any Registrable Securities pursuant to Rule 144, promptly cause the timely preparation and delivery of certificates representing the Registrable Securities to be sold and the removal of any legend restricting transfers of the Registrable Securities, and enable certificates for such Registrable Securities to be issued (or, in the case of book-entry shares, make or cause to be made appropriate notifications on the books of Holdings’ transfer agent) for such number of shares and registered in such names as Investor may reasonably request and to provide a customary opinion of counsel required by Holdings’ transfer agent.

10.9 “Market Stand-Off” Agreement. Investor agrees that it will not, without the prior written consent of the managing underwriters, during the period commencing on the effective date of a registration statement relating to any registered public offering of Holdings’ Common Stock and ending on the date specified by Holdings and the managing underwriters (such period not to exceed ninety (90) days, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Holdings Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by Investor or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 10.9 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the offering are intended third-party beneficiaries of this Section 10.9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Investor further agrees to execute such agreements as may be reasonably requested by the managing underwriters in the offering that are consistent with this Section 10.9 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, Holdings may impose stop-transfer instructions with respect to the Registrable Securities of Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

The obligations of Investor under this Section 10.9 shall terminate immediately upon the termination of Holdings’ obligations pursuant to Sections 10.1 and 10.2.

10.10 Termination of Registration Rights. Holdings’ obligations pursuant to Sections 10.1 and 10.2 hereof shall terminate upon the earliest to occur of (i) five years after the date of the Exchange, or (ii) immediately prior to a “Liquidation Event” (as such term is defined in the Certificate of Designations).

Article XI

EXCHANGE RIGHTS

11.1 Exchange Automatic. Upon the consummation of a Voluntary Conversion (as such term is defined in the Certificate of Designations), the shares of Lumentum Common Stock issued to Investor in book-entry format pursuant to the Certificate of Designations shall immediately, automatically, irrevocably, and without any further action on the part of Investor or the need for Investor to pay any consideration to the parties, be exchanged (“Exchange”) into an equal number of shares of Holdings Common Stock (“Exchange Shares”).

11.2 Mechanics of Exchange. Holdings or its transfer agent shall, as soon as practicable after the Exchange, issue and deliver to Investor a certificate or certificates representing the Exchange Shares to which it shall be entitled as aforesaid. Such Exchange shall be deemed to have been made immediately prior to the close of business on the date of the Exchange, and Investor shall be treated for all purposes as the record holder of such Exchange Shares on such date.

11.3 Reservation of Common Stock. Holdings shall at all times reserve and keep available a sufficient number of shares of Holdings Common Stock for the purpose of issuance and delivery upon the exchange of the Lumentum Common Stock by Investor.

11.4 Legends. All certificates representing any Exchange Shares issued in accordance with the provisions of this ARTICLE XI shall have endorsed thereon any legend required to be placed thereon by applicable U.S. federal or state securities laws.

11.5 Stockholder Approval. To the extent any stockholder approval is required in connection with the issuance of the Holdings Common Stock to Investor pursuant to this ARTICLE XI, Holdings and Issuer shall use commercially reasonable efforts to promptly obtain such stockholder approval.

11.6 Guarantee of Holdings and Issuer. To the extent Holdings is unable to perform its obligations under this ARTICLE XI for any reason, Holdings and Issuer shall take all commercially reasonable actions necessary to deliver the Exchange Shares to Investor, including causing the Exchange Shares to be listed for trading on The NASDAQ Stock Market or such other exchange on which the shares of Holdings Common Stock are currently listed at the time of the Exchange.

11.7 Conversion Price Information. As soon as reasonably practical after the Measurement Date, Seller shall inform Investor in writing of the Conversion Price, as defined in the Certificate of Designations, which good faith figure shall be accompanied by sufficiently detailed documentation supporting Seller’s computation of the foregoing. Seller agrees to promptly respond to all reasonable questions posed by Investor concerning the foregoing calculation.

Article XII

ADDITIONAL COVENANTS

12.1 Dividends on Lumentum Series A Preferred Stock. Dividends shall be cumulative and accrue on the Lumentum Series A Preferred Stock at an annual rate equal to 2.5% of the “Issuance Value” (as such term is defined in the Certificate of Designations) per share, and shall be paid in cash on a quarterly basis. If after the Closing Date, at any time, and from time to time, Issuer has not paid a quarterly dividend on the Lumentum Series A Preferred Stock, then such missed dividend payment shall not be extinguished and shall remain an accrued dividend of Issuer (“Cumulative Dividends”). Until such time as all Cumulative Dividends are paid in full, (i) Issuer shall refrain from paying any dividends or making any distributions on any other equity securities of Issuer, including the payment of any dividend or making of any distribution to Holdings for any equity securities of Issuer held thereby, except as otherwise provided in the Certificate of Designations, and (ii) Holdings shall refrain from paying any dividends or making any distributions to any equity holders of Holdings or effecting any repurchase of its equity securities.

12.2 Standstill. During the period beginning on date hereof and ending on the second anniversary of the date hereof (“Standstill Period”), Investor shall not, directly or indirectly through a subsidiary:

(a) act, alone or in concert with others, to seek, offer or propose (whether publicly or otherwise) to effect control of the management, Board of Directors or policies of Issuer or to seek a waiver of any provision of this Agreement;

(b) take any action that results in Investor having to file or amend a Schedule 13D indicating an intention, plan or proposal to do any of the foregoing; or

(c) effect any purchase of Holdings Common Stock or any securities convertible into Holdings Common Stock.

12.3 Publicity. All press releases and other public disclosures concerning the transactions contemplated by this Agreement will be subject to review and approval by JDSU and Investor, such approval not to be unreasonably withheld; provided, that to the extent a party shall be required to make an announcement, disclosure or filing pursuant to any law of its home jurisdiction or any jurisdiction in which any of its securities are publicly traded or the rules of any stock exchange upon which its securities are listed or any securities quotation system on which such securities are traded, it shall be permitted to do so without an approval of JDSU or Investor, as the case may be; provided, further that such party has used commercially reasonable efforts to consult with JDSU or Investor, as the case may be, and strictly limits such announcement, disclosure or filing to the minimum disclosure required by law or such rules. The other parties may then also make an announcement, disclosure or filing containing the same.

12.4 Efforts to Complete.

(a) Subject to the final approval by the JDSU board of directors of the Distribution, in its unilateral discretion, upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to: (i) cause the conditions set forth in Articles VI and VII to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental authorities and make all necessary registrations, declarations and filings with governmental authorities; and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b) Each party shall cooperate with one another in good faith to (i) promptly determine whether any filings are required to be or should be made, and whether any other consents, approvals, permits or authorizations are required to be or should be obtained, from any governmental authority under any other applicable law in connection with the transactions contemplated hereby, and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.

(c) From the date of this Agreement, in connection with any amendment or supplement to the Registration Statement thereto, Holdings shall allow Investor the opportunity review and comment thereon and Holdings will make such changes and additions as may be reasonably requested by Investor prior to filing such amendment or supplement to the Registration Statement. In furtherance and not in limitation of the foregoing, under no circumstances shall any information about Investor be included in the Registration Statement without Investor’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

12.5 Notification of Certain Matters. Prior to the Closing, JDSU shall give prompt written notice to Investor of the occurrence or non-occurrence of any event known to JDSU the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Articles III or IV to be untrue, or the failure of any of the parties (other than Investor) to comply with or satisfy any of their covenants or agreements under this Agreement. Prior to the Closing, Investor shall give prompt written notice to JDSU of the occurrence or non-occurrence of any event known to JDSU the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Article V to be untrue, or the failure of Investor to comply with or satisfy any of its covenants or agreements under this Agreement.

12.6 Confidentiality. Investor agrees that it shall keep confidential and not disclose, divulge or use for any purpose any confidential information obtained from Holdings regarding this Agreement and the transactions contemplated hereby, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 12.6 by Investor), (b) is or has been independently developed or conceived by Investor without use of Holdings’ confidential information, or (c) is or has been made known or disclosed to Investor by a third party without a breach of any obligation of confidentiality such third party may have to Holdings; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in Holdings or to exercise its rights hereunder,

(ii) to any prospective purchaser of any Registrable Securities from Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 12.6, (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of Investor in the ordinary course of business, provided that Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, or (iv) as may otherwise be required by law, provided that Investor promptly notifies Holdings of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The confidentiality obligations of Investor under this Section 12.6 shall terminate on the second anniversary of the date hereof.

12.7 Capitalization; Maintenance of Ownership Structure.

(a) From and after the Closing Date, Holdings shall ensure that the number of issued and outstanding shares of Lumentum Common Stock will at all times equal the number of issued and outstanding shares of Holdings Common Stock (it being understood that only one adjustment to the Conversion Price shall be made as a result of the same substantive transaction).

(b) From the Closing Date until the earlier of the date that (x) Investor receives the Exchange Shares and (y) no Lumentum Series A Preferred Stock remains issued and outstanding, (i) Holdings agrees that it will not sell, transfer, pledge or otherwise dispose of any Lumentum Common Stock or securities convertible or exchangeable in any manner into Lumentum Common Stock to any Person, and (ii) Issuer agrees that it will not issue any Lumentum Common Stock or grant any option, warrant or other derivative security of any character that is convertible or exchangeable into Lumentum Common Stock to any Person other than Holdings.

12.8 Further Assurances. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement and the other Transaction Documents, each of the parties will take all such reasonable actions (including the execution and delivery of such further instruments and documents and causing its directors and shareholders to take requisite action) as any other party hereto reasonably may request. In furtherance and not in limitation of the foregoing, if at any time (a) the Certificate of Designations or any portion thereof is found to be invalid or ineffective, (b) Issuer takes the position that the Certificate of Designations or any portion thereof is invalid or ineffective and refuses to permit the Investor to exercise any right provided for therein, or (c) for any other reason the Investor otherwise does not receive all of the rights and benefits contemplated by this Agreement, the Certificate of Designations or the Exchange Rights, then the parties shall take all such other action as may be requested by the Investor that is required to cause the Investor to receive, to the maximum extent permitted by law, the rights and benefits the Investor would receive under this Agreement, the Certificate of Designations and the Exchange Rights (including any requisite adjustment to an exchange ratio). In the event of any conflict between this Agreement and the Certificate of Designations, then the terms and provisions of this Agreement shall govern, except as required by law.

12.9 Joinder. Holdings shall cause Issuer prior to the Closing and promptly following Issuer’s formation to join this Agreement as a full counter-party and to become jointly and severally subject to the obligations of Holdings and Seller with respect to the entirety of this Agreement, including the representations and warranties, indemnification, registration rights, exchange rights and other obligations of Holdings and JDSU, as the case may be, under this Agreement (the “Issuer Joinder Agreement”). The parties agree that the Issuer Joinder Agreement shall be in form and substance reasonably satisfactory to Investor.

Article XIII

SURVIVAL; INDEMNIFICATION

13.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing of this Agreement and expire on the first anniversary of the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period); other than the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.7, 5.1, 5.2, 5.3, and 5.4, which shall survive the Closing of this Agreement and expire on the earlier of (x) the twentieth anniversary of the Closing Date and (y) the expiration of the applicable statute of limitations for such claim (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), and thereafter shall expire and have no further force and effect (“Survival Period”). Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate upon the consummation of the Closing.

13.2 Indemnification.

(a) Issuer and JDSU hereby jointly and severally agree to indemnify and hold harmless the Investor Indemnified Parties, to the fullest extent permitted under applicable law, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements and costs of investigation, litigation, defense and enforcement), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (i) any inaccuracy in or breach of Issuer’s or its Affiliate’s representations or warranties in this Agreement, or (ii) Issuer’s or its Affiliate’s breach of its agreements or covenants in this Agreement. For purposes of this Section 13.2(a), in determining the amount of any Losses in respect of the failure of any representation or warranty to be true and correct as of any particular date, and not in determining if a breach has occurred, the representations and warranties in this Agreement (including the Disclosure Schedules) shall be deemed to have been made without any qualifications as to “Material Adverse Effect,” “material,” “in all material respects” and similar qualifications as to materiality shall be deemed to be deleted therefrom (except where any such provision requires disclosure of lists of items of a material nature or above a specified threshold).

(b) JDSU hereby agrees to indemnify and hold harmless the Investor Indemnified Parties to the fullest extent permitted under applicable law, from and against any and all Losses arising out of or resulting from:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement;

(ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by Holdings of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the Registration Statement.

(c) Investor agrees to indemnify and hold harmless JDSU and each of their respective officers, directors, partners, members and employees, and each person who controls Issuer, JDSU or Holdings within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (collectively, “Issuer Indemnified Parties”), to the fullest extent permitted under applicable Law, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of Investor’s representations or warranties in this Agreement, or (2) any breach of Investor’s agreements or covenants in this Agreement.

(d) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party from whom indemnification is sought (“Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification hereunder; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section unless and to the extent that the Indemnifying Party shall have been actually materially prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party by a third-party, the Indemnifying Party shall be entitled to assume and conduct the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, unless (i) such claim seeks remedies, in addition to or other than, monetary damages that are reasonably likely to be awarded, (ii) such claim involves a criminal proceeding, (iii) counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, (iv) the Indemnifying Party shall not have assumed the defense of the third-party claim within 10 Business Days of receipt of the first notice of such third-party claim sent by the Indemnified Party to the Indemnifying Party, or (v) the amount of Losses that the Indemnified Party could suffer under the claim at any point during the pendency of the dispute is greater than the remaining monetary indemnification obligation of the Indemnifying Party under this Agreement. If any one of the foregoing clauses (i) through (v) applies, the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, the Indemnified Party shall nevertheless be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, that all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s reasonable request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its prior written consent (not to be unreasonably withheld, conditioned or delayed). The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(e) Except for actions grounded in fraud or willful misconduct, from and after the Closing, the indemnification provided in this ARTICLE XIII shall constitute the sole and exclusive remedy for any Indemnified Party for damages arising out of, resulting from or incurred in connection with any claims relating to this Agreement or arising out of the transactions contemplated hereby; provided however, that this exclusive remedy for damages shall not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any agreement entered into in connection herewith.

(f) An Indemnified Party shall not make a claim against an Indemnifying Party for indemnification under this ARTICLE XIII for Losses unless and until the aggregate amount of Losses exceeds one percent (1%) of the Shares Purchase Price (“Basket”), in which event an Indemnified Party may claim indemnification for Losses in excess of the amount of the Basket. Notwithstanding the foregoing, the Basket shall not apply (and an Indemnifying Party shall be responsible for all Losses of an Indemnified Party with respect thereto) to any Losses arising out of or related to (ii) fraud or willful misconduct, or (ii) actions based on a breach of Sections 4.2, 4.3, 4.4, 4.5, 4.7, 5.1, 5.2, 5.3, and 5.4.

(g) Other than in the case of fraud or willful misconduct, the aggregate indemnification obligations of the parties hereto shall not exceed, in the case of JDSU and Issuer, the Shares Purchase Price and in the case of Investor, the Shares Purchase Price.

(h) Any claim for indemnification pursuant to this ARTICLE XIII for breach of any representation or warranty can only be brought on or prior to the expiration of the Survival Period; provided that if notice of a claim for indemnification pursuant to this ARTICLE XIII for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

(i) No investigation by or knowledge of any Indemnified Party shall limit such Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.

(j) The parties acknowledge and agree that the indemnification provisions provided in ARTICLE X are separate and discrete obligations of the parties and shall have no impact whatsoever on the indemnification provisions in this ARTICLE XIII.

Article XIV

MISCELLANEOUS

14.1 Entire Agreement; Amendment. This Agreement (together with the Issuer Joinder Agreement) and the exhibits to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded hereby. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each party hereto. Any amendment or waiver effected in accordance with this Section shall be binding upon Issuer, Seller, Holdings and the Investor and each future holder of the securities purchased hereunder.

14.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. Each party hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court within the state of Delaware or, in the event that exclusive jurisdiction is vested with regard to any claim in the federal courts, any federal court located in the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.3 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED

INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.3.

14.4 Survival. Except as expressly set forth in this Agreement or any other Transaction Document, the covenants and other agreements contained in this Agreement and each other Transaction Document, and liability for the breach of any obligations contained herein or therein, shall survive the execution of this Agreement and shall remain in full force and effect.

14.5 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights and the persons entitled to indemnification hereunder, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement; provide, however, Investor may transfer or assign its rights and obligations under this Agreement, in whole or in part, to one or more of its Affiliates at any time without the consent of the other parties (it being understood that such transfer or assignment will not relieve Investor of any of its obligations hereunder).

14.6 Termination.

(a) This Agreement may be terminated prior to the Closing:

(i) by either of JDSU or Issuer, in its sole discretion, upon written notice to Investor;

(ii) upon the mutual written agreement of JDSU and Investor;

(iii) by JDSU or Investor if any governmental authority shall have issued or granted an order that has the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(iv) by JDSU or Investor if the Closing shall not have occurred by the Outside Date; or

(v) by JDSU if it desires to initiate negotiations in relation to, or enters into an agreement or arrangement with respect to, an Alternative Transaction.

(b) Any proper and valid termination of this Agreement pursuant to Section 14.6(a) shall be effective immediately upon the delivery of a written notice from the terminating party to JDSU or the Investor (as the case may be). In the event of termination of this Agreement, this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability to any Person by reason of this Agreement on the part of any party to this Agreement, or any of any such party’s officers, directors and representatives shall have any liability; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party to this Agreement from any liability resulting from or arising out of any fraud or willful misconduct; and provided, further, that notwithstanding the foregoing, the terms of Section 12.2, Section 12.4, and Article I, Article XIII and Article XIV shall remain in full force and effect and shall survive any termination of this Agreement.

(c) In the event that this Agreement is terminated by JDSU or Issuer under Section 14.6(a)(i) or JDSU or Investor under Section 14.6(a)(iv) (unless, in the case of Section 14.6(a)(iv), the cause for the failure for the Closing to occur by the Outside Date is due to an act or omission of Investor), then JDSU shall promptly pay the Reimbursement Amount in cash to a bank account designated by Investor in writing to JDSU.

(d) In the event this Agreement is terminated by JDSU under Section 14.6(a)(v), then JDSU shall promptly pay $1,750,000 in cash to a bank account designated by Investor in writing to JDSU. In addition to the foregoing, if (i) this Agreement is terminated by JDSU under Section 14.6(a)(i) or under Section 14.6(a)(iv); provided that, with respect to a termination under Section 14.6(a)(iv), the cause for the failure for the Closing to occur by the Outside Date is due to an act or omission of JDSU or any of its Affiliates, and (ii) an Alternative Transaction is consummated within 18 months of the termination date of this Agreement, then JDSU shall be obligated to promptly pay to Investor in cash to a bank account designated by Investor in writing to JDSU the sum of $1,750,000 less the portion of the Reimbursement Amount paid to Investor in accordance with this Agreement. Even if the actual damages suffered by Investor due to the termination of this Agreement is less than the foregoing amounts, JDSU agrees not to assert any objection regarding the payment of the foregoing amounts and agrees that the foregoing amounts are reasonable in light of the facts and circumstances.

14.7 Force Majeure. No party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly provided therein, any other Transaction Document, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) notify the other parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement or the applicable other Transaction Document as soon as feasible.

For purposes of this Section 14.7, a “Force Majeure” shall mean any act or event, whether foreseen or unforeseen, that (i) prevents a party (the “Nonperforming Party”), in whole or in part, from (A) actually performing its obligations under this Agreement, or (B) satisfying any conditions to the other party’s obligations under this Agreement, and (ii) is beyond the reasonable control of and not the fault of the Nonperforming Party, and (iii) the Nonperforming Party has been unable to avoid or overcome by the exercise of due diligence. In furtherance of and not in limitation of the foregoing, each of the following acts or events is deemed to meet the requirements of a Force Majeure: war, flood, lightning, drought, earthquake, fire, volcanic eruption, landslide, hurricane, cyclone, typhoon, tornado, explosion, civil disturbance, act of God or the public enemy, terrorist act, military action, epidemic, famine or plague, or nuclear contamination.

14.8 Notices. Any notice, request, instruction or other document given under this Agreement by a party shall be in writing, and shall be deemed to have been duly given: (i) when received if given in person, (ii) on the date of transmission if sent by facsimile, e-mail or other wire transmission (so long as the recipient acknowledges receipt of the message by reply email or other form of written communication); or (iii) three Business Days after it is mailed (if the recipient’s address for the notice is in the same country as the place of mailing, otherwise seven Business Days after it is mailed) by certified or registered first class mail (airmail, if overseas) postage prepaid and return receipt requested, or if sent by express delivery service (receipt requested) on the date received by the addressee, to the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section):

If to JDSU, to:

JDS Uniphase Corporation

430 North McCarthy Blvd

Milpitas, California USA 95035

Attention: [—]

Facsimile: [—]

Email: [—]

with a copy to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303-2215

Attention: [—]

Facsimile: [—]

Email: [—]

If to Holdings, to:

Lumentum Inc.

400 North McCarthy Blvd

Milpitas, California USA 95035

Attention: [—]

Facsimile: [—]

Email: [—]

with a copy to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303-2215

Attention: [—]

Facsimile: [—]

Email: [—]

If to Investor, to:

Amada Holdings Co., Ltd.

200, Ishida, Isehara-shi

Kanagawa 259-1196, Japan

Attention: [—]

Facsimile: [—]

Email: [—]

with a copy to:

Amada Holdings Co., Ltd.

200, Ishida, Isehara-shi

Kanagawa 259-1196, Japan

Attention: [—]

Facsimile: [—]

Email: [—]

Any party hereto may, by ten (10) days’ prior notice so given, change its address for future notices hereunder.

All notices, requests, instructions and other documents shall be deemed received on the date of receipt by the recipient if received prior to 5 PM on a Business Day in the place of receipt. Otherwise, any such notice, request, instruction and other document shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Issuer acknowledges that the notice contact provisions in this Section 14.8 (as may be amended from time to time in accordance with its provisions) shall serve as the notice contact provisions provided by Investor to Issuer for purposes of receiving notices or communications under the Certificate of Designations.

14.9 California Corporate Securities Law. The sale of the securities which are the subject of this agreement has not been qualified with the commissioner of corporations of the state of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from qualification by sections 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

14.10 Counterparts. This Agreement may be executed in one (1) or more counterparts, and by each party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or the Issuer Joinder Agreement by facsimile or .pdf shall be as effective as delivery of a manually executed counterpart of this Agreement.

14.11 Titles and Subtitles; References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

14.12 Rules of Construction.

Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms “Article,” “Section,” “paragraph,” “clause,” “Exhibit” and “Schedule” are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (d) references to “$” shall mean the lawful currency of the United States of America, (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (f) the word “or” shall not be exclusive, (g) references to “written” or “in writing” include in electronic form, (h) provisions shall apply, when appropriate, to successive events and transactions, (i) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (j) all parties have participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (k) a reference to any Person includes such Person’s successors and permitted assigns.

14.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.14 Expenses. Except as provided in Section 14.6 with respect to the payment of the Reimbursement Amount, the parties shall each bear their respective expenses and legal fees incurred in connection with the negotiation and consummation of this Agreement. JDSU, Issuer and/or Holdings shall be responsible for any U.S federal and California or Delaware state taxes arising from the transfer or issuance to Investor of the Shares, the Conversion Shares or the Exchange Shares, as applicable.

14.15 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Investor, upon any breach or default of Issuer under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on Investor’s part of any breach or default under this Agreement, or any waiver on Investor’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to Investor, shall be cumulative and not alternative.

14.16 Attorney Fees. Notwithstanding any other provision herein, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the exhibits hereto, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective duly authorized representatives.

JDS UNIPHASE CORPORATION

By:	/s/ Thomas H. Waechter
Name:	Thomas H. Waechter
Title:	President and CEO

LUMENTUM HOLDINGS INC.

By:	/s/ Alan Lowe
Name:	Alan Lowe
Title:	President and CEO

AMADA HOLDINGS CO., LTD.

By:	/s/ Authorized Signatory
Name:
Title:	Chairman and CEO

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